Exhibit 10.2

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$7,500,000.00	07-15-2020	07-05-2022	46608	2212940	3010

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Better Choice Company Inc.; Trupet LLC; Halo, Purely For Pets, Inc.; and Bona Vida, Inc. 164 Douglas Road East Oldsmar, FL 34677	Lender:	Citizens Business Bank Santa Ana Business Financial Center 2000 E. Fourth Street, Suite l00 Santa Ana, CA 92705

Principal Amount: $7,500,000.00	Date of Note: July 15, 2020

PROMISE TO PAY.  Better Choice Company Inc.; Trupet LLC; Halo, Purely For Pets, Inc.; and Bona Vida, Inc. ("Borrower") jointly and severally promise to pay to Citizens Business Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Million Five Hundred Thousand & 00/100 Dollars ($7,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in full immediately upon Lender’s demand upon an Event of Default.  If such demand is made, Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 5, 2022.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 5, 2020, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs.  Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  Subject to designation of a different interest rate index by Borrower as provided below, the interest rate on this Note is subject to change from time to time based on changes in an index which is the Citizens Business Bank Prime Rate of Interest.  This Index is determined by Citizens Business Bank from time to time as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Citizens Business Bank at any given time for any particular class of customers or credit extensions (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower's request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 3.250% per annum.  Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.250 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 3.500%.  NOTICE:  Under no circumstances will the interest rate on this Note be less than 3.250% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.  This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

DISCOUNTED RATE. Borrower shall receive an interest rate discount of one-quarter of one percent (0.25%) off the effective rate of the loan so long as Borrower opens and/or maintains a Demand Deposit Account with Lender and has the loan payments automatically debited from the designated checking account each month. In the event Borrower fails to maintain the Demand Deposit Account and automatic payments the effective rate of the loan shall immediately increase by one-quarter of one percent (0.25%). (Borrower's initials:________________).

INTEREST RATE OPTIONS.  On the terms and subject to the conditions set forth herein, Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under this Note.  Principal shall be payable as specified herein in the "Payment" section, and interest shall be payable as specified for each Rate Option.  The following Rate Options are available to Borrower:

(A)  Default Option.  The interest rate margin and index described in the "VARIABLE INTEREST RATE" paragraph herein (the "Default Option").

(B)  THIRTY (30) DAY LIBOR RATE.  A margin of 2.500 percentage points over THIRTY (30) DAY LIBOR RATE.  For purposes of this Note, THIRTY (30) DAY LIBOR RATE shall mean Intercontinental Exchange London Interbank Offer Rate (LIBOR) for a Thirty (30) day period, as published from time to time in the Wall Street Journal.  The amount that the interest rate may vary under this Rate Option is limited by a rate floor of 3.250% per annum. Interest based on this Rate Option will be fixed (a "Fixed Rate Option") for 30 days (the "Interest Period"), in any case extended to the next succeeding business day when necessary, beginning on a borrowing date, conversion date or expiration date of the then current Interest Period.  Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the "Highest Lawful Rate") shall be made on the effective day of any change in the Highest Lawful Rate.  Under this Rate Option, Borrower shall make monthly interest payments on the same day of the month, with a final payment of all accrued and unpaid interest on the last day of such Interest Period and, in the case of an Interest Period greater than three (3) months, at three month (3 month) intervals after the first day of such Interest Period.

The following provisions concerning Rate Options are a part of this Note:

Selection of Rate Options.  Provided Borrower is not in default under this Note, Borrower may request (a "Rate Request") that a $500,000.00 increment or any amount in excess thereof (an "Increment") of the outstanding principal of, or amounts to be disbursed under, this Note bear interest at the selected rate.  Borrower may make this Rate Request by telephonic notice, however no later than 10:00 AM PDT three (3) business days prior to the effective date of the Rate Request to permit Lender to quote the rate requested.

Applicable Interest Rate.  Borrower's Rate Request will become effective, and interest on the increment designated will be calculated at the rate (the "Effective Rate"), which Borrower requested, for the applicable Interest Period, subject to the following:

(1)  Notwithstanding any Rate Request, interest shall be calculated on the basis of the Default Option if  (a)  Lender, in good faith, is unable to ascertain the requested Rate Option by reason of circumstances then affecting the applicable money market or otherwise,  (b)  it becomes unlawful or impracticable for Lender to maintain loans based upon the requested Rate Option, or  (c)  Lender, in good faith, determines that it is impracticable to maintain loans based on the requested Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Rate Options.  Upon the occurrence of any of the events described in this "Interest Rate Options" section, any increment to which a requested Rate Option applies shall be immediately (or at the option of Lender, at the end the current applicable Interest Period), without further action of Lender or Borrower, converted to an increment to which the Default Option applies.

(2)  Borrower may have no more than a total of 2 Effective Rates applicable to amounts outstanding under this Note at any given time.

(3)  A Rate Request shall be effective as to amounts to be disbursed under this Note only if, on the effective date of the Rate Requests, such amounts are in fact disbursed to or for Borrower's account in accordance with the provisions of this Note and any related loan documents.

(4)  Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Default Option.

(5)  Any amounts of outstanding principal bearing interest based upon a Rate Option shall bear interest at such rate until the end of the Interest Period for that Rate Option, and thereafter shall bear interest based upon the Default Option unless a new Rate Request for a Rate Option complying with the terms hereof has been made and has become effective.

(6)  Upon default Lender shall no longer be obligated to honor any Rate Requests.

(7)  No Interest Period shall extend beyond the maturity date of this Note.

Notices:  Authority to Act.  Borrower acknowledges and agrees that the agreement of Lender herein to receive certain notices by telephone is solely for Borrower's convenience.  Lender shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Lender shall have no liability to Borrower on account of any action taken by Lender in reliance upon such telephonic notice.  Borrower's obligation to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic notice.

PREPAYMENT.  Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.   Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  Citizens Business Bank, P.O. Box 4118 Ontario, CA  91761.

INTEREST AFTER DEFAULT.  Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin ("Default Rate Margin").  The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

DEFAULT.  Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default.  Borrower fails to make any payment following five (5) days’ written notice of such payment being due under this Note.

Transfers, Indebtedness and Liens.  Borrower, without the prior written consent of Lender, fails to continue to own all of Borrower's assets, except for routine transfers, use or depletion in the ordinary course of Borrower's business; Borrower, without the prior written consent of Lender, creates or grants to any person, except Lender and as contemplated by the Intercreditor Agreement (as such term is defined in the corresponding Business Loan Agreement), any lien, security interest, encumbrance, cloud on title, mortgage, pledge or similar interest in any of Borrower's property, even in the ordinary course of Borrower's business; or, Borrower, without the prior written consent of Lender, sells, conveys, grants leases, gives, contributes, assigns, or otherwise transfers any of Borrower's assets, except for sales of inventory or leases of goods in the ordinary course of Borrower's business.  (Initial Here _______ _______ _______ _______ _______ _______ _______ )

Other Defaults.  Borrower fails in any material respect to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership.  Any change in ownership of greater than fifty percent (50%) of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions.  If any default is curable, other than a default in payment, and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default:  (1)  cures the default within fifteen (15) days; or  (2)  if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS.  Upon default (and expiration of all cure periods), Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  To the extent permitted by applicable law, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Orange County, State of California.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL.  Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein:

(A)  a Commercial Security Agreement dated July 15, 2020 made and executed between Better Choice Company Inc., Trupet LLC, Halo, Purely For Pets, Inc. and Bona Vida, Inc. and Lender on collateral described as:  inventory, chattel paper, accounts, equipment and general intangibles.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note may be requested in writing by Borrower or as provided in this paragraph.  All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above.  The following person or persons are authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority:  Werner Von Pein; Sharla Cook; and Robert Sauermann.  HOWEVER, either authorized signer may request an advance together or individually.  Borrower agrees to be liable for all sums either:  (A)  advanced in accordance with the instructions of an authorized person or  (B)  credited to any of Borrower's accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if:  (A)  Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note;  (B)  Borrower or any guarantor ceases doing business or is insolvent;  (C)  any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or  (D)  Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ARBITRATION.  Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the financial services rules of J.A.M.S. or its successor in effect at the time the claim is filed, upon request of either party.  No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement.  This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant Article 9 of the Uniform Commercial Code.  Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.  Borrower and Lender agree that in the event of an action for judicial foreclosure pursuant to California Code of Civil Procedure Section 726, or any similar provision in any other state, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration.  Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.  Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction.  The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.  The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

COUNTERPARTS. This document may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Citizens Business Bank Loan Documentation/Servicing P. O. Box 4118 Ontario, CA 91761.

GENERAL PROVISIONS.  This Note is payable on demand.  The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower  (a) make one or more additional secured or unsecured loans or otherwise extend additional credit;  (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness;  (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral;  (d)  apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine;  (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;  and  (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BETTER CHOICE COMPANY INC.

By:
Werner Von Pein, President and CEO of Better Choice Company Inc.

TRUPET LLC

By:	Better Choice Company Inc., a Delaware corporation, as sole member and manager of Trupet LLC

By:
Werner Von Pein, President and CEO of Better Choice Company Inc.

HALO, PURELY FOR PETS, INC.

By:
Werner Von Pein, CEO/President of Halo, Purely For Pets, Inc.

BONA VIDA, INC.

By:
Werner Von Pein, CEO/President of Bona Vida, Inc.

LENDER:

CITIZENS BUSINESS BANK

X
Authorized Officer